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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 27, 2005
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                              CSS Industries, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                     1-2661                   13-920657
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(State or other jurisdiction       (Commission              (IRS Employee
     of incorporation)             File Number)           Identification No.)


  1845 Walnut Street, Philadelphia, PA                         19103
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(Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (215) 569-9900
                                                           --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 27, 2005, the Amended and Restated Loan Agreement dated as of April 23, 2004 pertaining to the Company's $50,000,000 revolving credit facility ("Loan Agreement") was amended. The parties to the amendment are the Company and certain of its affiliates, on the one hand, and PNC Bank, National Association, Wachovia Bank, National Association, Fleet National Bank, Citizens Bank of Pennsylvania and Union Planters Bank, on the other hand.

Prior to the amendment, any reduction in the Company's consolidated net worth resulting from the purchase by the Company of shares of the Company's common stock pursuant to any stock repurchase program of the Company was disregarded, subject to a maximum disregarded amount of $25,000,000, in the calculation of the Company's consolidated net worth for purposes of the financial covenant pertaining to the minimum consolidated net worth required to be maintained by the Company. The amendment made the minimum consolidated net worth covenant less restrictive in that the maximum amount that may be so disregarded was increased to $68,500,000 for all stock repurchases during the period commencing April 23, 2004 and ending January 26, 2006 (the "Initial Period"). If the actual amount of stock repurchases during the Initial Period is equal to or less than $25,000,000, then the maximum amount that may be disregarded in the calculation of consolidated net worth reverts back to $25,000,000 for all stock repurchases during the term of the Loan Agreement. If the actual amount of stock repurchases during the Initial Period is greater than $25,000,000, then the maximum amount that may be disregarded in the calculation of consolidated net worth is the lesser of $68,500,000 or the actual amount of stock repurchases during the Initial Period.

In addition, the amendment added a new financial covenant, the effect of which is to require the Company to maintain a minimum consolidated net worth of not less than $179,046,000 as of September 30, 2004. For each fiscal quarter thereafter, this minimum consolidated net worth requirement increases by an amount equal to fifty percent (50%) of the Company's aggregate positive consolidated net income (on a year-to-date basis for each uncompleted fiscal year and on a fiscal year basis for each completed fiscal year) for the period beginning on October 1, 2004 and ending on the last day of the applicable subsequent fiscal quarter. For purposes of this new consolidated net worth covenant, there is no adjustment for purchases by the Company of shares of the Company's common stock. The requirements of this new financial covenant are identical to the requirements of the consolidated net worth covenant in the Note Purchase Agreement pertaining to the Company's $50,000,000 of 4.48% Senior Notes due December 13, 2009.

Finally, the amendment to the Loan Agreement makes the financial covenant pertaining to the ratio of consolidated funded debt to consolidated capitalization more restrictive. Prior to the amendment, any reduction in consolidated net worth resulting from the purchase by the Company of shares of the Company's common stock was disregarded for purposes of this covenant, subject to a maximum disregarded amount of $25,000,000. As a result of the amendment, reductions in consolidated net worth resulting from the Company's repurchase of shares of the Company's common stock are no longer disregarded for purposes of this financial covenant.

The Company paid an amendment fee of $25,000.00 in connection with the January 27, 2005 amendment to the Loan Agreement.


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                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CSS Industries, Inc.
                                              (Registrant)


                                              By:
                                                 -----------------------------
                                                    Clifford E. Pietrafitta
                                                    Vice President-Finance and
                                                    Chief Financial Officer



Date: February 2, 2005



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